VERTEX ENERGY, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	June 3, 2014
	TIME:	10 AM Central Standard Time
	LOCATION:	Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas 77059

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/VTNR and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/ VTNR

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before May 19, 2014.

you may enter your voting instructions at https://www.iproxydirect.com/ VTNR until 11:59 pm eastern time June 2, 2014.

The purposes of this meeting are as follows:
1.
1. Election of Directors:
Benjamin P. Cowart
Dan Borgen
David Phillips
Christopher Stratton
Timothy Harvey

2. Ratification of the appointment of LBB & Associates Ltd., LLP, as the company’s independent auditors for the fiscal year ending December 31, 2014.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on April 18, 2014 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and Series A Preferred Stock, par value $.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

Vertex Energy, Inc. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

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IMPORTANT SHAREHOLDER INFORMATION

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